UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015 (October 29, 2015)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 29, 2015, First Data Corporation (the “Company”) issued a press release to announce that it intended to offer $750 million aggregate principal amount of senior notes due 2023 (the “notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Subsequently, on October 30, 2015, the Company issued a press release to announce that it had increased the offering size of the notes to an aggregate principal amount of $3.4 billion. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The notes will be issued at par.

The Company intends to use the net proceeds from the offering of the notes, together with proceeds from its initial public offering and borrowings under its senior secured revolving credit facility, to redeem (i) all $1,404 million aggregate principal amount of its 12.625% senior unsecured notes due 2021 (the “12.625% Notes”) that will be outstanding after giving effect to the redemption of $1,596 million aggregate principal amount of the 12.625% Notes pursuant to a notice issued by the Company on October 16, 2015, (ii) all $530 million outstanding aggregate principal amount of its 10.625% senior unsecured notes due 2021 (the “10.625% Notes”) and (iii) all $1,609 million outstanding  aggregate principal amount of its 11.75% senior subordinated notes due 2021 (the “11.75% Notes” and, together with the 12.625% Notes and the 10.625% Notes, the “Existing Notes”), and to pay any applicable premiums and related fees and expenses. The refinancing is expected to result in an additional reduction of annualized interest expense of $160 million over and above interest savings resulting from the initial public offering proceeds. At the applicable redemption date, each series of the Existing Notes will be redeemable at a price of 100% of the aggregate principal amount thereof plus the applicable premium and accrued and unpaid interest. This Current Report does not constitute a notice of redemption of any series of the Existing Notes.

Item 9.01 Financial Statements and Exhibits

99.1                                       Press release dated October 29, 2015.

99.2                                       Press release dated October 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: October 30, 2015	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX 99.1	Press release dated October 29, 2015.
EX 99.2	Press release dated October 30, 2015.